As filed with the Securities and Exchange Commission on August 6, 1998
                                               Registration No. 333-
==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         ------------------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         ------------------------

          RJR Nabisco, Inc.                 Delaware            56-0950247
      RJR Nabisco Holdings Corp.            Delaware            13-3490602
RJR Nabisco Holdings Capital Trust II       Delaware        To Be Applied for
RJR Nabisco Holdings Capital Trust III      Delaware        To Be Applied for
RJR Nabisco Holdings Capital Trust IV       Delaware        To Be Applied for
 RJR Nabisco Holdings Capital Trust V       Delaware        To Be Applied for
RJR Nabisco Holdings Capital Trust VI       Delaware        To Be Applied for
    (Exact name of Registrant as        (State or other      (I.R.S. employer
      specified in its charter)           jurisdiction         identification
                                         of incorporation         number)
                                         or organization)

                                   1301 Avenue of the Americas
                                    New York, New York 10019
                                         (212) 258-5600
                 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                     H. Colin McBride, Esq.
                                   RJR Nabisco Holdings Corp.
                                        RJR Nabisco, Inc.
                                   1301 Avenue of the Americas
                                    New York, New York 10019
                                         (212) 258-5600
                    (Name, address, including zip code, and telephone number,
                           including area code, of agent for service)

                                    ------------------------

                                           Copies to:
                                     David W. Ferguson, Esq.
                                      Davis Polk & Wardwell
                                      450 Lexington Avenue
                                    New York, New York  10017
                                         (212) 450-4000

               Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
                         ------------------------

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

               If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                                                        CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                       Proposed        Proposed
                                                                                        Maximum        Maximum
                                                                        Amount         Offering       Aggregate       Amount of
                     Title of Each Class of                             to be            Price         Offering      Registration
                  Securities to be Registered                      Registered(1)(2)   Per Unit(3)      Price(2)          Fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of RJR Nabisco, Inc.............................
Junior Subordinated Debt Securities of RJR Nabisco Holdings
 Corp...........................................................
Preferred Securities of RJR Nabisco Holdings Capital Trust II...
Preferred Securities of RJR Nabisco Holdings Capital Trust III..
Preferred Securities of RJR Nabisco Holdings Capital Trust IV...
Preferred Securities of RJR Nabisco Holdings Capital Trust V....
Preferred Securities of RJR Nabisco Holdings Capital Trust VI...
Guarantees of Preferred Securities of RJR Nabisco Holdings
  Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR
  Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings
  Capital Trust V and RJR Nabisco Holdings Capital Trust VI
  by RJR Nabisco Holdings Corp(4)...............................     $1,250,000,000         100%     $1,250,000,000     $368,750
---------------------------------------------------------------------------------------------------------------------------------

(footnotes on following page)

---------------
(1) Such indeterminate number or amount of Debt Securities of RJR Nabisco, Inc., Junior Subordinated Debt Securities of RJR Nabisco Holdings Corp. and Preferred Securities of RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI, as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to RJR
    Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust
    III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings
    Capital Trust V or RJR Nabisco Holdings Capital Trust VI, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of RJR
    Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust
    III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings
    Capital Trust V or RJR Nabisco Holdings Capital Trust VI and the distribution of the assets thereof.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $1,250,000,000. The Prospectuses herein cover $1,250,000,000 of securities. In addition, this Registration Statement includes such presently indeterminate number of Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Securities being registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest and dividends, if any.

(4) RJR Nabisco Holdings Corp. is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI. No separate consideration will be received for any Preferred Securities Guarantee or any other such obligations.

               The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

               Pursuant to Rule 429 under the Securities Act of 1933, the first form of prospectus included in this Registration Statement also relates to $1,000,000,000 of debt securities of RJR Nabisco, Inc. registered and remaining unissued under Registration Statement No. 333-39995 previously filed by RJR Nabisco, Inc. in respect of which $303,031 has been paid to the Commission as a filing fee.
==============================================================================


                               EXPLANATORY NOTE

                This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

               (1) Debt Securities of RJR Nabisco, Inc.

               (2) Preferred Securities of RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI, severally, Junior Subordinated Debt Securities of RJR Nabisco Holdings Corp. and guarantees by RJR Nabisco Holdings Corp. of Preferred Securities issued by RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI.

               Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.



                Subject to Completion Dated August __, 1998

[LOGO]                       RJR Nabisco, Inc.

                              Debt Securities

                              ---------------

               RJR Nabisco, Inc. (the "Company") may offer from time to time its debt securities in one or more series (the "Debt Securities") to the public on terms determined by market conditions. Debt Securities may be issuable in registered form without coupons or in bearer form with or without coupons attached. Debt Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of and any interest on Debt Securities likewise may be payable in U.S. dollars, foreign denominated currency or currency units in each case, as the Company specifically designates. See "Description of Debt Securities." By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, five Delaware statutory business trusts (the "Trusts"), which are wholly owned subsidiaries of RJR Nabisco Holdings Corp. ("Holdings"), the Company's parent, may from time to time severally offer Preferred Securities guaranteed by Holdings to the extent set forth therein and Holdings may from time to time issue Junior Subordinated Debt Securities either directly or to a Trust. The Debt Securities, Preferred Securities, Preferred Securities Guarantees and Junior Subordinated Debt Securities are hereinafter collectively referred to as the "Securities." The aggregate initial offering price of the Securities to be offered by this Prospectus and such other prospectus shall not exceed $2,250,000,000.

               The Debt Securities will be general obligations of the Company and will rank pari passu with all other senior indebtedness of the Company. Because the Company is a holding company, however, the Debt Securities will effectively be subordinated to the claims of creditors of the Company's subsidiaries. See "Description of Debt Securities Ranking."

               The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Debt Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement.

                              ---------------

               The Debt Securities may be offered directly to purchasers or through underwriters or through agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter and the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                              ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------

                The date of this Prospectus is August __, 1998


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                             AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed.

               This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents heretofore filed with the Commission by the Company (File No. 1-6388) pursuant to the Exchange Act are incorporated by reference and shall be deemed a part hereof:

               (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997,

               (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, and

               (c) All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Requests should be made to RJR Nabisco, Inc., Attention: Investor Relations Department, 1301 Avenue of the Americas, New York, New York 10019, telephone number (212) 258-5600.


                                  THE COMPANY

               The operating subsidiaries of the Company comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by R. J. Reynolds Tobacco Company ("RJRT"), a wholly-owned subsidiary of the Company and the second largest manufacturer of cigarettes, and the food business is conducted by Nabisco Holdings Corp. ("Nabisco Holdings") through its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco"), the largest manufacturer and marketer of cookies and crackers. The Company owns approximately 80.6% of the economic interest and approximately 97.6% of the voting power of Nabisco Holdings. Tobacco operations outside the United States are conducted by R. J. Reynolds International B.V. ("Reynolds International"), and food operations outside the United States are conducted by Nabisco International, Inc. ("Nabisco International") and Nabisco Ltd, subsidiaries of Nabisco. RJRT's and Reynolds International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America, certain European countries and certain other international markets.

Tobacco

               RJRT's largest selling cigarette brands in the United States include DORAL, WINSTON, CAMEL, SALEM and VANTAGE. RJRT's other cigarette brands, including MONARCH, MORE, NOW, CENTURY, STERLING and MAGNA, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. Reynolds International operates in over 170 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market.

Food

               Nabisco is one of the largest food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, SNACKWELL'S, NEWTONS, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1., GREY POUPON, MILK-BONE and CREAM OF WHEAT. Nabisco International is a leading producer of biscuits, powdered dessert and drink mixes, baking powder, pasta, juices, milk products and other grocery items, as well as industrial yeast and baking ingredients, in many of the 17 Latin American countries in which it has operations. Nabisco Ltd, which conducts Nabisco's Canadian operations through a biscuit division, a grocery division and a food service division, is that country's largest cookie and cracker business and one of its leading producers of canned fruits, canned vegetables, fruit juices and drinks and pet snacks.

               The principal executive offices of the Company are located at 1301 Avenue of the Americas, New York, New York 10019; its telephone number is
(212) 258-5600.



                      RATIO OF EARNINGS TO FIXED CHARGES

               The ratio of earnings to fixed charges for the three months ended March 31, 1998 and for each of the periods in the five-year period ended December 31, 1997 are as follows:

                                          Three Months
                                              Ended
                                            March 31,                      For the years ended December 31,
                                          ------------        -----------------------------------------------------------
                                              1998             1997          1996         1995         1994         1993
                                          ------------        ------        ------       ------       -------      ------
                                                                         (unaudited)

Ratio of earnings to fixed charges...          1.1              2.1           2.4          2.3          2.2          1.1

               For purposes of these computations, earnings consist of income before income taxes and fixed charges less minority interest in the pre-tax income of Nabisco Holdings. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs, capitalized interest and that portion of operating rental expense representative of the interest factor.


                                USE OF PROCEEDS

               Unless otherwise set forth in the Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes.


                        DESCRIPTION OF DEBT SECURITIES

               The Debt Securities will be issued under an Indenture dated as of July 24, 1995 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). As of March 31, 1998, there was approximately $3,789,486,000 aggregate principal amount of Debt Securities issued and outstanding under the Indenture. The Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the Indenture, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Any Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

General

               The Indenture does not limit the amount of additional indebtedness that the Company may incur; however, the Indenture does limit the amount of additional Funded Debt (as hereinafter defined) that may be incurred by Restricted Subsidiaries (as hereinafter defined) of the Company to 10% of Consolidated Net Worth (as hereinafter defined). The Debt Securities will rank pari passu with all other unsubordinated indebtedness of the Company.

               The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

               Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the specific designation, aggregate principal amount, purchase price and denomination; (ii) the currency or units based on or relating to currencies in which such Offered Debt Securities are denominated and/or in which principal of, premium, if any, and/or any interest on such Offered Debt Securities will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and any interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions;
(viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or be advisable under applicable laws or regulations.

               Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Subject to the limitations provided in the Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

               Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

               Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

Ranking

               The Debt Securities, when issued, will rank pari passu in right of payment with the senior indebtedness of the Company and senior in right of payment to any future subordinated debt of the Company. However, claims of holders of the Debt Securities will be effectively subordinated to the claims of holders of the debt of the Company's subsidiaries, including Nabisco, with respect to the assets of such subsidiaries. The amount of debt which is pari passu with the Debt Securities and the amount of debt to which holders of the Debt Securities are effectively subordinated as of the end of the most recently completed fiscal quarter is included in the accompanying Prospectus Supplement or incorporated herein by reference.

               The Debt Securities may, under certain circumstances, be equally and ratably secured with other senior indebtedness of the Company. See "Certain Covenants of the Company--Restrictions on Liens."

Global Securities

               The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary"), with the Trustee, as custodian for a Depositary, or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

               The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

               Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

               So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, and will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

               Payments of principal of, premium, if any, and any interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

               If the Depositary for any Debt Securities represented by a Registered Global Security notifies the Company that it is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security. The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

Certain Covenants of the Company

               The following restrictions apply to each series of Debt Securities unless the terms of such series of Debt Securities provides otherwise.

               Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of a Subsidiary (as hereinafter defined) or any Principal Property (as hereinafter defined) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Debt Securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant does not apply in the case of: (a) the creation of any mortgage, pledge or other lien or any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, provided that every such mortgage, pledge or lien referred to in this clause
(a) shall attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon; (b) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the Indenture; (c) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (d) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements; (e) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax exempt governmental obligations; and (f) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (a) through (e), provided, in the case of a mortgage, pledge or other lien permitted under clause (a), (b) or (d), the debt secured is not increased nor the lien extended to any additional assets. (Section 3.6(a)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by clauses (a) through (f), and renew, extend or replace such liens, provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as hereinafter defined) does not exceed 10% of Consolidated Net Worth. (Section 3.6(b))

               Restrictions on Sale and Lease-Back Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (a) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.6(a) of the Indenture described above under "Certain Covenants of the Company-Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Debt Securities or (b) if (i) the Company promptly informs the Trustee of such transaction, (ii) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (iii) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Debt Securities); provided further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Debt Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If the Company so delivers debentures or notes to the applicable trustee with an Officers' Certificate, the amount of cash which the Company will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes, provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued. (Section 3.7(a)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted in this paragraph and without any obligation to retire any outstanding Debt Securities or other Funded Debt, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth. (Section 3.7(b))

               Restrictions on Funded Debt of Restricted Subsidiaries. The Indenture provides that the Company will not permit any Restricted Subsidiary
(a) to create, assume or permit to exist any Funded Debt other than (i) Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions described above under the "Certain Covenants of the Company-Restrictions on Liens," (ii) Funded Debt owed to the Company or any Restricted Subsidiary, (iii) Funded Debt of a corporation existing at the time it becomes a Restricted Subsidiary, (iv) Funded Debt existing on the date of the Indenture, (v) Funded Debt created in connection with the issuance of tax exempt governmental obligations or (vi) renewals, extensions or replacements of the foregoing, or (b) to guarantee, directly or indirectly through any arrangement which is substantially the equivalent of a guarantee, any Funded Debt except for (i) guarantees existing on the date of the Indenture, (ii) guarantees which, on the date of the Indenture, a Restricted Subsidiary is obligated to give (iii) guarantees of Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions described above under "Certain Covenants of the Company-Restrictions on Liens" or (iv) renewals, extensions or replacements of the foregoing. (Section 3.8(a)) Notwithstanding the foregoing, any Restricted Subsidiary may create, assume or guarantee Funded Debt in addition to that permitted in this paragraph, and renew, extend or replace such Funded Debt, provided that at the time of such creation, assumption, guarantee, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth. (Section 3.8(b))

               The Indenture does not contain provisions which would afford the holders of the Debt Securities protection in the event of a decline in the Company's credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving the Company.

Certain Definitions

               The term "Attributable Debt" as defined in the Indenture means, when used in connection with a sale and lease-back transaction, at any date as of which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

               The term "Consolidated Net Worth" as defined in the Indenture means, at any date of determination, the consolidated stockholder's equity of the Company, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries; provided that if at such date Nabisco Holdings, including its successors and assigns, is a consolidated Subsidiary of the Company, such calculation shall be increased by
(i) the amount of the minority interest in Nabisco Holdings, including its successors and assigns, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries, and reduced by (ii) the consolidated stockholders' equity of Nabisco Holdings, including its successors and assigns, as set forth on the then most recently available consolidated balance sheet of Nabisco Holdings and its consolidated subsidiaries; provided further that if at such date Nabisco Holdings, including its successors and assigns, is not a consolidated Subsidiary of the Company, such calculation shall be reduced by the amount of the Company's investment in Nabisco Holdings, including its successors and assigns, if any, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries.

               The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and the Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to
Section 3.6(b) of the Indenture described above under "Certain Covenants of the Company-Restrictions on Liens"; (ii) Attributable Debt of the Company and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 3.7(b) of the Indenture described above under "Certain Covenants of the Company-Restrictions on Sale and Lease-Back Transactions"; and (iii) Funded Debt of Restricted Subsidiaries created, assumed, guaranteed or otherwise incurred or permitted to exist pursuant to Section 3.8(b) of the Indenture described above under "Certain Covenants of the Company-Restrictions on Funded Debt of Restricted Subsidiaries".

               The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

               The terms "Principal Property" as defined in the Indenture means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary effective as of the date such resolution is adopted.

               The term "Restricted Subsidiary" as defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property and in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; (ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; and (iii) Nabisco Holdings, each subsidiary of Nabisco Holdings and each of their successors and assigns. However, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary. The principal Restricted Subsidiary as of the date hereof is RJRT.

               The term "Subsidiary" as defined in the Indenture means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.

Restrictions on Mergers and Sales of Assets

               Nothing contained in the Indenture or in the Debt Securities will prevent any consolidation or merger of the Company into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor will be a party, or will prevent any sale, lease or conveyance of the property of the Company, as an entirety or substantially as an entirety; provided that upon any such consolidation, merger, sale, lease or conveyance to which the Company is a party and in which the Company is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and the due and punctual payment of the principal of and interest on all of the Debt Securities, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property. (Section 9.1)

Events of Default

               An Event of Default with respect to any series of Debt Securities is defined under the Indenture as being: (a) default in payment of any principal of the Debt Securities of such series when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in the payment of any sinking fund installment on the Debt Securities of such series when the same shall become due and payable; (d) default for 90 days after written notice in the observance or performance of any other covenant or agreement in respect of the Debt Securities of such series; (e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided in a supplemental indenture or board resolution relating to such securities. (Section 5.1)

               The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt
Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series then outstanding (voting as a single class) by notice in writing may then declare the principal of all Debt Securities of all such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding (treated as one class) by notice in writing may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all affected series then outstanding. (Section 5.1)

               The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such holders. (Section 5.6) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the Debt Securities of each affected series then outstanding (with each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

               The Indenture provides that no holder of Debt Securities may institute any action against the Company under the Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the Debt Securities of each affected series then outstanding (treated as a single class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class). (Section 5.6 and Section 5.7)

               The Indenture contains a covenant that the Company will file annually, not more than four months after the end of its fiscal year, with the Trustee a certificate that no default existed or a certificate specifying any default that existed. (Section 3.5)

Discharge, Defeasance and Covenant Defeasance

               The Indenture provides with respect to each series of Debt Securities that, except to the extent the terms of such series of Debt Securities provide otherwise, the Company may elect (a) to be released from any and all obligations (except for the obligations to register the transfer or exchange of the Debt Securities of such series and the Company's right of optional redemption, to replace mutilated, destroyed, lost or stolen Debt Securities of such series, rights of holders of Debt Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the Debt Securities of such series and to hold moneys for payment in trust) with respect to Debt Securities of any series for which the exact amount of principal and interest due can be determined at the time of the deposit with the Trustee as described below and all the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption ("one-year defeasance"), (b) to defease and be discharged from any and all obligations with respect to the Debt Securities of such series on the 91st day after the deposit with the Trustee as described below (except for the obligations set forth as exceptions in the preceding clause (a)) ("legal defeasance") or (c) to be released from its obligations with respect to the Debt Securities of such series (except for the obligations set forth as exceptions in the preceding clause (a) and the obligations to compensate and indemnify the Trustee, to appoint a successor Trustee, to repay certain moneys held by the Paying Agent and to return certain unclaimed moneys held by the Trustee and to comply with the Trust Indenture Act of 1939, as amended) ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of cash or, in the case of Debt Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will insure the availability of monies sufficient, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the Debt Securities of such series, and any mandatory sinking fund thereon, on the due date thereof. Such a trust may (except with respect to one-year defeasance or to the extent the terms of the Debt Securities of such series otherwise provide) only be established, if among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (b) above, must (except to the extent the terms of the Debt Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such legal defeasance or covenant defeasance with respect to the Offered Debt Securities of the series to which such Prospectus Supplement relates. (Section 10.1)

Modification of the Indenture

               The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of one or more series of Debt Securities or to add Events of Default, (d) cure any ambiguity or correct any inconsistency in the Indenture or to make other changes not materially adverse to the interest of Holders of the Debt Securities, (e) establish the forms or terms of Debt Securities of any series, (f) provide for uncertificated Debt Securities, (g) evidence the acceptance of appointment by a successor trustee or (h) comply with the Trust Indenture Act of 1939, as amended. (Section 8.1)

               The Indenture also contains provisions permitting the Company (when authorized by a board resolution) and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), or any interest thereon is payable, or reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, or alter certain provisions of the Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or any right of repayment at the option of the holder of a Debt Security or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

Concerning the Trustee

               The Company and its subsidiaries maintain ordinary banking relationships with Citibank, N.A. and its affiliates and a number of other banks. The Bank of New York and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries. The Bank of New York also acts as trustee under the indenture relating to the Junior Subordinated Debt Securities of RJR Nabisco Holdings Corp. and under the Declarations of Trust creating the Trusts.


                             PLAN OF DISTRIBUTION

               The Company may offer the Debt Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter(s), dealer(s) or agent(s) involved in the offer and the sale of the Debt Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Debt Securities will also set forth the terms of the offering of such Debt Securities, including the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

               The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Debt Securities.

               If underwriters are used in an offering of Debt Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Debt Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Debt Securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters will be obligated to purchase all Debt Securities offered in a particular offering if any such Debt Securities are purchased.

               In connection with an offering of Debt Securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position. In addition, underwriters may bid for, and purchase, Debt Securities in the open market to cover syndicate short positions or to stabilize the price of the Debt Securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Debt Securities in the offering if the syndicate repurchases previously distributed Debt Securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

               If a dealer is used in an offering of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

               If an agent is used in an offering of Debt Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

               Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Debt Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

               Offers to purchase Debt Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

               If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

               The anticipated date of delivery of Debt Securities will be set forth in the Prospectus Supplement relating to each offering.


                                 LEGAL MATTERS

               The validity of the Debt Securities will be passed upon for the Company by H. Colin McBride, Senior Vice President, Associate General
Counsel and Secretary of the Company.  As of July 31, 1998, H.  Colin
McBride beneficially owned shares and options to purchase shares totaling less than 0.1% of the number of outstanding shares of Holdings' common stock.


                                    EXPERTS

               The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.


                                 ERISA MATTERS

      Holdings and certain affiliates of Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the securities offered hereby are acquired by a pension or other employee benefit plan with respect to which Holdings or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the securities offered hereby should consult with its legal counsel.



             Subject to Completion Dated August ________, 1998

                        RJR Nabisco Holdings Corp.

                    Junior Subordinated Debt Securities

                   RJR Nabisco Holdings Capital Trust II
                  RJR Nabisco Holdings Capital Trust III
                   RJR Nabisco Holdings Capital Trust IV
                   RJR Nabisco Holdings Capital Trust V
                   RJR Nabisco Holdings Capital Trust VI

               Preferred Securities guaranteed to the extent set forth herein by RJR Nabisco Holdings Corp.

                              ---------------

               RJR Nabisco Holdings Corp. ("Holdings") may offer and sell from time to time junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities will be unsecured obligations of Holdings, subordinate and junior in right of payment to all of its Senior Indebtedness (as defined herein).

               RJR Nabisco Holdings Capital Trust II, RJR Nabisco Holdings Capital Trust III, RJR Nabisco Holdings Capital Trust IV, RJR Nabisco Holdings Capital Trust V and RJR Nabisco Holdings Capital Trust VI (each an "RJR Nabisco Holdings Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective RJR Nabisco Holdings Capital Trusts ("Preferred
Securities"). The payment of periodic cash distributions with respect to Preferred Securities of the Trust out of moneys held by the Institutional Trustee (as defined herein) of each of the RJR Nabisco Holdings Capital
Trusts, and payments on liquidation of each RJR Nabisco Holdings Capital
Trust and on redemption of Preferred Securities of such RJR Nabisco
Holdings Capital Trust, will be guaranteed by Holdings as and to the extent described herein (each, a "Preferred Securities Guarantee"). See
"Description of the Preferred Securities Guarantees". Holdings' obligation under each Preferred Securities Guarantee is an unsecured obligation of Holdings and will rank (i) pari passu in right of payment with Holdings' obligations under the Preferred Securities Guarantees and other guarantees of preferred securities of any Financing Entity (as defined herein), (ii) subordinate and junior in right of payment to all Senior Indebtedness of Holdings, except obligations and securities made pari passu or subordinate by their terms, and to the Junior Subordinated Debt Securities, and (iii) senior to all capital stock now or hereafter issued by Holdings and to any guarantee now or hereafter entered into by Holdings in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by Holdings to an RJR Nabisco Holdings Capital Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such RJR Nabisco Holdings Capital Trust. The Junior Subordinated Debt Securities purchased by an RJR Nabisco Holdings Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such RJR Nabisco Holdings Capital Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus
Supplement.

               Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any RJR Nabisco Holdings Capital Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Holdings, if any, to defer payments of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of Holdings.

               The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, RJR Nabisco, Inc. may offer Debt Securities in one or more series from time to time. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $2,250,000,000. The aggregate initial offering price of the securities to be offered by this Prospectus shall not exceed $1,250,000,000.

                              ---------------

               Holdings and/or each of the RJR Nabisco Holdings Capital Trusts may sell the Offered Securities directly to purchasers or through underwriters or through agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to Holdings and/or any RJR Nabisco Holdings Capital Trust will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter, the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                              ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ---------------

                The date of this Prospectus is August __, 1998


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                             AVAILABLE INFORMATION

               Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of Holdings' securities are listed.

               This Prospectus constitutes a part of a Registration Statement filed by Holdings and the RJR Nabisco Holdings Capital Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to Holdings, the RJR Nabisco Holdings Capital Trusts and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               No separate financial statements of any of the RJR Nabisco Holdings Capital Trusts have been included or incorporated by reference herein. Holdings and the RJR Nabisco Holdings Capital Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each RJR Nabisco Holdings Capital Trust will be owned, directly or indirectly by, Holdings, a reporting company under the 1934 Act, (ii) each of the RJR Nabisco Holdings Capital Trusts is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such RJR Nabisco Holdings Capital Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by Holdings and (iii) the obligations of each of the RJR Nabisco Holdings Capital Trusts under the Preferred Securities of such RJR Nabisco Holdings Capital Trust are fully and unconditionally guaranteed by Holdings as and to the extent described herein. See "The RJR Nabisco Holdings Capital Trusts," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." The RJR Nabisco Holdings Capital Trusts are statutory business trusts formed under the laws of the State of Delaware. Holdings, as of the date of this Prospectus, beneficially owns all of the beneficial interests in each of the RJR Nabisco Holdings Capital Trusts.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents heretofore filed with the Commission by Holdings (File No. 1-10215) pursuant to the Exchange Act are incorporated by reference and shall be deemed a part hereof:

               (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997,

               (b) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998, and

               (c) All documents filed by Holdings pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Requests should be made to RJR Nabisco Holdings Corp., Attention: Investor Relations Department, 1301 Avenue of the Americas, New York, New York 10019, telephone number (212) 258-5600.


                                   HOLDINGS

               The operating subsidiaries of Holdings, owned through its wholly-owned subsidiary, RJR Nabisco, Inc. ("RJRN"), comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by R. J. Reynolds Tobacco Company ("RJRT"), a wholly-owned subsidiary of RJRN and the second largest manufacturer of cigarettes, and the food business is conducted by Nabisco Holdings Corp. ("Nabisco Holdings") through its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco"), the largest manufacturer and marketer of cookies and crackers. RJRN owns approximately 80.6% of the economic interest and approximately 97.6% of the voting power of Nabisco Holdings. Tobacco operations outside the United States are conducted by R. J. Reynolds International B.V. ("Reynolds International") and food operations outside the United States are conducted by Nabisco International and Nabisco Ltd, subsidiaries of Nabisco. RJRT's and Reynolds International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America and certain other international markets.

Tobacco

               RJRT's largest selling cigarette brands in the United States include DORAL, WINSTON, CAMEL, SALEM and VANTAGE. RJRT's other cigarette brands, including MONARCH, MORE, NOW, CENTURY, STERLING and MAGNA, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. Reynolds International operates in over 170 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market.

Food

               Nabisco is one of the largest food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, SNACKWELL'S, NEWTONS, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1, GREY POUPON, MILK-BONE and CREAM OF WHEAT. Nabisco International is a leading producer of biscuits, powdered dessert and drink mixes, baking powder, pasta, juices, milk products and other grocery items, as well as industrial yeast and baking ingredients, in many of the 17 Latin American countries in which it has operations. Nabisco Ltd, which conducts Nabisco's Canadian operations through a biscuit division, a grocery division and a food service division is that country's largest cookie and cracker business and one of its leading producers of canned fruits, canned vegetables, fruit juice and drinks and pet snacks.


                    THE RJR NABISCO HOLDINGS CAPITAL TRUSTS

               Each of the RJR Nabisco Holdings Capital Trusts is a statutory business trust that was formed under the Delaware Business Trust Act (the "Business Trust Act") on August 6, 1998 pursuant to separate declarations of trust dated August 5, 1998 among the Trustees of such RJR Nabisco Holdings Capital Trust and Holdings and the filing of separate certificates of trust with the Secretary of State of Delaware. Each such Declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such RJR Nabisco Holdings Capital Trust are initially issued. Each Declaration will be qualified under the Trust
Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities by an RJR Nabisco Holdings Capital Trust, the holders thereof will own all of the issued and outstanding Preferred
Securities of such RJR Nabisco Holdings Capital Trust. Holdings has agreed to acquire common securities representing common undivided beneficial interests in the assets of each RJR Nabisco Holdings Capital Trust (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of each RJR Nabisco Holdings Capital Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each RJR Nabisco Holdings Capital Trust. The Preferred Securities and the Common Securities will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common
Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common
Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees (other than the Special Regular
Trustee) and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event.

               The number of Trustees of each RJR Nabisco Holdings Capital Trust shall initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are employees and officers of Holdings or its affiliates. The fourth trustee is The Bank of New York, which will act as the indenture trustee for purposes of the Trust Indenture Act. The fifth trustee is The Bank of New York (Delaware), which will serve as the Delaware Trustee. Pursuant to each Declaration, the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities. The Institutional Trustee will promptly make distributions to the holders of the Trust Securities, out of any funds in the applicable Trust. The Preferred Securities Guarantees will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its separate capacity as Indenture trustee with respect to the Preferred Securities Guarantees for the benefit of the holders of the Preferred Securities.

               Each RJR Nabisco Holdings Capital Trust exists for the purpose of (a) issuing its Preferred Securities and its Common Securities in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debt Securities of Holdings and (b) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

               The duties and obligations of the Trustees of each RJR Nabisco Holdings Capital Trust shall be governed by the Declaration of such Trust. Under its Declaration, each RJR Nabisco Holdings Capital Trust shall not, and the Trustees (including the Institutional Trustee) shall cause such RJR Nabisco Holdings Capital Trust not to, engage in any activity other than in connection with the purposes of such RJR Nabisco Holdings Capital Trust or other than as required or authorized by the related Declaration. In particular, each RJR Nabisco Holdings Capital Trust shall not and the Trustees (including the Institutional Trustee) shall not (a) invest any proceeds received by such RJR Nabisco Holdings Capital Trust from holding the Junior Subordinated Debt Securities but shall promptly distribute all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities, (e) possess any power or otherwise act in such a way as to vary the assets of such RJR Nabisco Holdings Capital Trust or the terms of the Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such RJR Nabisco Holdings Capital Trust other than the Trust Securities; (g) incur any indebtedness for borrowed money or (h) (i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of Junior Subordinated Debentures") with respect to the Junior Subordinated Debt Securities deposited in that RJR Nabisco Holdings Capital Trust or upon the Institutional Trustee of that RJR Nabisco Holdings Capital Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities or the Declaration, in each case where such consent shall be required, unless in the case of this clause
(h), the Institutional Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such RJR Nabisco Holdings Capital Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that such RJR Nabisco Holdings Capital Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

               The books and records of each RJR Nabisco Holdings Capital Trust will be maintained at the principal office of such RJR Nabisco Holdings Capital Trust and will be open for inspection by a holder of Preferred Securities of such RJR Nabisco Holdings Capital Trust or the duly authorized representative of such holder for any purpose reasonably related to its interest in such RJR Nabisco Holdings Capital Trust during normal business hours.

               Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. If (i) distributions on the Preferred Securities of an RJR Nabisco Holdings Capital Trust are in arrears for six consecutive regularly scheduled quarterly distribution periods or (ii) an Event of Default under the Declaration occurs and is continuing, holders of Preferred Securities of such RJR Nabisco Holdings Capital Trust shall have the right to vote, as a single class, for the appointment of a Special Regular Trustee who need not be an employee or officer of or otherwise affiliated with Holdings. The Special Regular Trustee shall have the same rights, powers and privileges under the applicable Declaration as a Regular Trustee.

               The Institutional Trustee, for the benefit of the holders of the Trust Securities of an RJR Nabisco Holdings Capital Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such RJR Nabisco Holdings Capital Trust and to enforce Holdings' obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Institutional Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of an RJR Nabisco Holdings Capital Trust under the Preferred Securities Guarantee. If any RJR Nabisco Holdings Capital Trust's failure to make distributions on the Preferred Securities of an RJR Nabisco Holdings Capital Trust is a consequence of Holdings' exercise of its right to extend the interest payment period for the Junior Subordinated Debt Securities deposited in such RJR Nabisco Holdings Capital Trust, the Institutional Trustee will have no right to enforce the payment of distributions on the Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities issued by an RJR Nabisco Holdings Capital Trust will have the right to direct the Institutional Trustee for that RJR Nabisco Holdings Capital Trust with respect to certain matters under the Declaration for that RJR Nabisco Holdings Capital Trust and the related Preferred Securities Guarantee. If the Institutional Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against Holdings to enforce such rights or the Preferred Securities Guarantee, as the case may be. In addition, the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holders.

               Pursuant to each Declaration, distributions on the Preferred Securities must be paid on the dates payable out of any Funds in the applicable RJR Nabisco Holdings Capital Trust extent that the Institutional Trustee has cash on hand in the Property Account to permit such payment.
If Holdings does not make interest payments on the Junior Subordinated Debt Securities deposited in the RJR Nabisco Holdings Capital Trust as trust assets, the Institutional Trustee will not make distributions on the Preferred Securities of such RJR Nabisco Holdings Capital Trust. Under each Declaration, if and to the extent Holdings does make interest payments on the Junior Subordinated Debt Securities deposited in the RJR Nabisco Holdings Capital Trust as trust assets, the Institutional Trustee is obligated to make distributions on the Trust Securities of such RJR Nabisco Holdings Capital Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of an RJR Nabisco Holdings Capital Trust is guaranteed by Holdings on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees". A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the RJR Nabisco Holdings Capital Trust as trust assets. As used in this Prospectus the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of an RJR Nabisco Holdings Capital Trust according to the aggregate liquidation amount of the Trust Securities of such RJR Nabisco Holdings Capital Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such RJR Nabisco Holdings Capital Trust outstanding unless, in relation to a payment, a Declaration Event of Default (as defined herein) under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such RJR Nabisco Holdings Capital Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such RJR Nabisco Holdings Capital Trust outstanding, and only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities of such RJR Nabisco Holdings Capital Trust pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such RJR Nabisco Holdings Capital Trust outstanding.

               If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in an RJR Nabisco Holdings Capital Trust as assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such RJR Nabisco Holdings Capital Trust will occur and be continuing with respect to the outstanding Trust Securities of such RJR Nabisco Holdings Capital Trust. In such event, each Declaration provides that the holders of Common Securities of such RJR Nabisco Holdings Capital Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such RJR Nabisco Holdings Capital Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such RJR Nabisco Holdings Capital Trust have been so cured or waived, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such RJR Nabisco Holdings Capital Trust and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under such Declaration and consequently under the Indenture. If any Declaration Event of Default with respect to the Preferred Securities of such RJR Nabisco Holdings Capital Trust is waived by the holders of the Preferred Securities of such RJR Nabisco Holdings Capital Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities.

               Each Declaration provides that the Trustees of such RJR Nabisco Holdings Capital Trust may treat the person in whose name a Preferred Security is registered on the books and records of such RJR Nabisco Holdings Capital Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such RJR Nabisco Holdings Capital Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of the depositary institution (the "Depositary Institution") named in an accompanying Prospectus Supplement, hold interests in a global certificate registered on the books and records of such RJR Nabisco Holdings Capital Trust in the name of a Depository Institution or its nominee. Under each Declaration:

             (i) such RJR Nabisco Holdings Capital Trust and the Trustees thereof shall be entitled to deal with a Depository Institution (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration, shall have no obligation to persons beneficially owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by a Depository Institution or its nominee; and

             (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through a Depository Institution (or any successor depository) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and a Depository Institution and/or its participants. With respect to Preferred Securities registered in the name of and held by a Depository Institution or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, a Depository Institution (or its successor).

               The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

               In each Declaration, Holdings has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable RJR Nabisco Holdings Capital Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such RJR Nabisco Holdings Capital Trust may become subject, except for United States withholding taxes. The foregoing obligations of Holdings under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Holdings directly against Holdings and Holdings has irrevocably waived any right or remedy to require that any such Creditor take any action against any RJR Nabisco Holdings Capital Trust or any other person before proceeding against Holdings. Holdings has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

               The foregoing summary of certain provisions of the Declarations summarizes the material terms thereof. Reference is made and such summary is qualified in all respects by such reference to the form of Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

               The business address of each RJR Nabisco Holdings Capital Trust is c/o RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, New York 10019, telephone number (212) 258-5600.


                                USE OF PROCEEDS

               Each RJR Nabisco Holdings Capital Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from Holdings.

               Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Junior Subordinated Debt Securities are expected to be used by Holdings for general corporate purposes.

     CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
      COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS/DEFICIENCY
          IN THE COVERAGE OF COMBINED FIXED CHARGES AND PREFERRED
             STOCK DIVIDENDS BY EARNINGS BEFORE FIXED CHARGES

               The ratio of earnings to fixed charges for the three months ended March 31, 1998 and for each of the periods in the five-year period ended December 31, 1997 are as follows:

                                                          Three Months
                                                             Ended
                                                            March 31,              For the years ended December 31,
                                                          ------------    -----------------------------------------------
                                                              1998         1997       1996      1995      1994      1993
                                                          ------------    ------     ------    ------    ------    ------
                                                                              (Dollars in millions)
                                                                                 (unaudited)
Ratio of earnings to fixed charges...................         --           1.9        2.2       2.2       2.2       1.1
Deficiency in the coverage of fixed charges
 by earnings before fixed charges....................         $6            --         --        --        --        --
Ratio of earnings to combined fixed charges and
 preferred stock dividends...........................         --           1.6        1.7       1.5        1.4       --
Deficiency in the coverage of combined fixed charges
 and preferred stock dividends by earnings before
 fixed charges.......................................        $21            --         --        --        --       266


                    DESCRIPTION OF THE PREFERRED SECURITIES

               Each RJR Nabisco Holdings Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each RJR Nabisco Holdings Capital Trust authorizes the Regular Trustees of such RJR Nabisco Holdings Capital Trust to issue on behalf of such RJR Nabisco Holdings Capital Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an RJR Nabisco Holdings Capital Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such RJR Nabisco Holdings Capital Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such RJR Nabisco Holdings Capital Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such RJR Nabisco Holdings Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such RJR Nabisco Holdings Capital Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such RJR Nabisco Holdings Capital Trust to the holders of Preferred Securities of such RJR Nabisco Holdings Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such RJR Nabisco Holdings Capital Trust, (vi) the obligation or right, if any, of such RJR Nabisco Holdings Capital Trust to purchase or redeem Preferred Securities issued by such RJR Nabisco Holdings Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such RJR Nabisco Holdings Capital Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such RJR Nabisco Holdings Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval of the holders of Preferred Securities, or of Preferred Securities issued by one or more RJR Nabisco Holdings Capital Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such RJR Nabisco Holdings Capital Trust, (viii) terms for any conversion or exchange into other securities and
(ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such RJR Nabisco Holdings Capital Trust consistent with the Declaration of such RJR Nabisco Holdings Capital Trust and with applicable law. All Preferred Securities offered hereby will be guaranteed by Holdings as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

               In connection with the issuance of Preferred Securities, each RJR Nabisco Holdings Capital Trust will issue one series of Common Securities. The Declaration of each RJR Nabisco Holdings Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such RJR Nabisco Holdings Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an RJR Nabisco Holdings Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such RJR Nabisco Holdings Capital Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by an RJR Nabisco Holdings Capital Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that RJR Nabisco Holdings Capital Trust. All of the Common Securities of an RJR Nabisco Holdings Capital Trust will be directly or indirectly owned by Holdings.


              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

               Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by Holdings for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as Indenture trustee with respect thereto, for the benefit of the holders of the Preferred Securities of the applicable RJR Nabisco Holdings Capital Trust. The terms of each Preferred Securities Guarantee include those stated in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The description of the Preferred Securities Guarantee set forth below summarizes the material terms thereof and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

General

               Pursuant to each Preferred Securities Guarantee, Holdings will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an RJR Nabisco Holdings Capital Trust, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by such RJR Nabisco Holdings Capital Trust), to the extent not paid by such RJR Nabisco Holdings Capital Trust, regardless of any defense, right of set-off or counterclaim that such RJR Nabisco Holdings Capital Trust may have or assert. The following payments or distributions with respect to the Preferred Securities issued by an RJR Nabisco Holdings Capital Trust to the extent not paid or made by such RJR Nabisco Holdings Capital Trust (the "Guarantee Payments") will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on the Preferred Securities and the redemption price, including all accrued and unpaid distributions to the date of the redemption, with respect to the Preferred Securities called for redemption by such RJR Nabisco Holdings Capital Trust but only if and to the extent that in each case Holdings has made a payment to the related Institutional Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such RJR Nabisco Holdings Capital Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such RJR Nabisco Holdings Capital Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent such RJR Nabisco Holdings Capital Trust has funds available therefor, and (b) the amount of assets of such RJR Nabisco Holdings Capital Trust remaining available for distribution to holders of Preferred
Securities in liquidation of such RJR Nabisco Holdings Capital Trust. Holdings' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Holdings to the holders of Preferred Securities or by causing the applicable RJR Nabisco Holdings Capital Trust to pay such amounts to such holders.

               The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that Holdings has made a payment to the Institutional Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the RJR Nabisco Holdings Capital Trust as trust assets. If Holdings does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the RJR Nabisco Holdings Capital Trust as trust assets, the Institutional Trustee will not make distributions of the Preferred Securities of such RJR Nabisco Holdings Capital Trust and the RJR Nabisco Holdings Capital Trust will not have funds available therefor.

Certain Covenants of Holdings

               Unless otherwise provided in the applicable Prospectus Supplement, in each Preferred Securities Guarantee, Holdings will covenant and agree that, so long as the Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust remain outstanding, Holdings will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) Holdings shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Event of Default under the related Declaration or (iii) Holdings shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its ESOP Convertible Preferred Stock, in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, Holdings has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable RJR Nabisco Holdings Capital Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of Holdings under the Indenture may succeed to Holdings' ownership of the Common Securities issued by the applicable RJR Nabisco Holdings Capital Trust and (ii) to use reasonable efforts to cause such RJR Nabisco Holdings Capital Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.

Amendments and Assignment

               Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust. The manner of obtaining any such approval of holders of the Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Preferred Securities Guarantee of the applicable RJR Nabisco Holdings Capital Trust shall bind the successors, assigns, receivers, trustees and representatives of Holdings and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving Holdings that is permitted under the Indenture, Holdings may not assign its obligations under the Preferred Securities Guarantee.

Termination of the Preferred Securities Guarantees

               Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust upon full payment of the redemption price of all Preferred Securities of such RJR Nabisco Holdings Capital Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of Preferred Securities of such RJR Nabisco Holdings Capital Trust in exchange for all of the Preferred Securities issued by such RJR Nabisco Holdings Capital Trust, or upon full payment of the amounts payable upon liquidation of such RJR Nabisco Holdings Capital Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust must restore payment of any sums paid with respect to the Preferred Securities or the Preferred Securities Guarantee.

Status of the Preferred Securities Guarantees

               Holdings' obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Holdings and will rank (i) pari passu in right of payment with Holdings' obligations under the other Preferred Securities Guarantees and other guarantees of preferred securities of any Financing Entity (as defined herein), (ii) subordinate and junior in right of payment to all Senior Indebtedness of Holdings, except obligations and securities made pari passu or subordinate by their terms, and to the Junior Subordinated Debt Securities, and (iii) senior to all capital stock now or hereafter issued by Holdings and to any guarantee now or hereafter entered into by Holdings in respect of any of its capital stock. Holdings' obligations under each Preferred Securities Guarantee will rank pari passu with its guarantee of the preferred securities issued by RJR Nabisco Holdings Capital Trust I. Because Holdings is a holding company, Holdings' obligations under the Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of Holdings' subsidiaries, except to the extent that Holdings is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantee.

               Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with the Institutional Trustee, as Indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust. The Institutional Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable RJR Nabisco Holding Capital Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to the Institutional Trustee. If the Institutional Trustee fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust may, after a period of 90 days has elapsed from such holder's written request to the Institutional Trustee to enforce such Preferred Securities Guarantee, institute a legal proceeding directly against Holdings to enforce its rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable RJR Nabisco Holdings Capital Trust or any other person or entity.

Miscellaneous

               Holdings will be required to provide annually to The Bank of New York a statement as to the performance by Holdings of certain of its obligations under the Preferred Securities Guarantees and as to any default in such performance. Holdings is required to file annually with The Bank of New York an officer's certificate as to Holdings' compliance with all conditions under the Preferred Securities Guarantees.

               The Bank of New York, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Bank of New York is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

               The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.


            DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

                Set forth below is a description of the Junior Subordinated Debt Securities which will be deposited in the RJR Nabisco Holdings Capital Trust as trust assets. The terms of the Junior Subordinated Debt Securities include those stated in the Indenture dated September 21, 1995 between Holdings and the Indenture Trustee, as supplemented by the First Supplemental Indenture dated September 21, 1995 between Holdings and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following description summarizes the material terms of the Indenture and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.

General

               The Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series in unlimited amounts pursuant to an indenture supplemental to the Indenture. Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby, to the extent applicable: (i) the specific title of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest, if any, or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the place or laces where principal of (and premium, if any) and interest, if any, on such Junior Subordinated Debt Securities will be payable; (viii) the portion of the principal amount of such Junior Subordinated Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (ix) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of Holdings;
(x) the right and/or obligation, if any of Holdings to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation; (xi) the form of such Junior Subordinated Debt Securities; (xii) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xiii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiv) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary. Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will not be listed on any national securities exchange.

               Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Debt Securities will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. No service charge will be made for any transfer or exchange of such Junior Subordinated Debt Securities, but Holdings or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Special United States federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the applicable Prospectus Supplement.

               If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

               If the Junior Subordinated Debt Securities are distributed to the holders of Preferred Securities of an RJR Nabisco Holdings Capital Trust upon the dissolution of such RJR Nabisco Holdings Capital Trust, Holdings will use its reasonable efforts to list the Junior Subordinated Debt Securities on the New York Stock Exchange or on such other exchange on which the Preferred Securities of the applicable RJR Nabisco Holdings Capital Trust are then listed.

               The Indenture does not contain provisions which would afford the holders of the Junior Subordinated Debt Securities protection in the event of a decline in Holdings' credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving Holdings.

Certain Covenants of Holdings Applicable to the Junior Subordinated Debt Securities

               Unless otherwise provided in the applicable Prospectus Supplement, if Junior Subordinated Debt Securities are issued to an RJR Nabisco Holdings Capital Trust in connection with the issuance of Trust Securities by such RJR Nabisco Holdings Capital Trust, Holdings will covenant in the Indenture that, so long as the Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust remain outstanding, Holdings will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) Holdings shall be in default with respect to its Guarantee Payments or other payment obligations under any Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to any Junior Subordinated Debt Securities or (iii) Holdings shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that Holdings will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion, other than at the option of Holdings, of any of its preferred stock, including its ESOP Convertible Preferred Stock, in accordance with the terms of such stock and to make payments under the Preferred Securities Guarantees. In addition, in the event that Junior Subordinated Debt Securities are issued to an RJR Nabisco Holdings Capital Trust in connection with the issuance of Trust Securities by such RJR Nabisco Holdings Capital Trust, so long as the Preferred Securities issued by the applicable RJR Nabisco Holdings Capital Trust remain outstanding, Holdings has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable RJR Nabisco Holdings Capital Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of Holdings under the Indenture may succeed to Holdings' ownership of the Common Securities issued by the applicable RJR Nabisco Holdings Capital Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) to use reasonable efforts to cause such RJR Nabisco Holdings Capital Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.

Subordination

               Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of Holdings. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of Holdings or its property or any proceeding for voluntary liquidation, dissolution or other winding up of Holdings, or (b) that Junior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default under the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Junior Subordinated Debt Securities are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Junior Subordinated Debt Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of, premium, if any, or interest on the Junior Subordinated Debt Securities shall be made.

               The term "Senior Indebtedness" means (a) the principal of and premium, if any, and interest on all indebtedness of Holdings, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by Holdings, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by Holdings, (iii) in respect of letters of credit and acceptances issued or made by banks, or
(iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of Holdings at the time of the acquisition of such property by Holdings, for the payment of which Holdings is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness; provided, however, that Senior Indebtedness shall not include
(i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with the Junior Subordinated Debt Securities, as the case may be, and provided, further, that the Junior Subordinated Debt Securities shall rank pari passu with all other debt securities, issued to (y) any other RJR Nabisco Holdings Capital Trust and (z) any other trusts, partnerships or any other entity affiliated with the Company which is a financing vehicle of the Company ("Financing Entity") in connection with an issuance of preferred securities by such Financing Entity, or (ii) any indebtedness of the Company to a Subsidiary. As used in the first sentence of this paragraph the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of Holdings.

               The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of June 30, 1998, Holdings (on an unconsolidated basis) had no Senior Indebtedness other than guarantees issued pursuant to its credit facilities, and the only obligations under these credit facilities were for accrued and unpaid facility and other similar fees. In addition, as of June 30, 1998, Holdings had $949,000,000 of pari passu indebtedness consisting of 10% Trust Originated Preferred Securities and guarantees thereof issued by RJR Nabisco Holdings Capital Trust I. Because Holdings is a holding company, the Junior Subordinated Debt Securities are also effectively subordinated to all existing and future liabilities, including trade payables, of Holdings' subsidiaries, except to the extent that Holdings is a creditor of the subsidiaries recognized as such. Claims on Holdings' subsidiaries by creditors other than Holdings include liabilities incurred in the ordinary course of business. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Preferred Securities Guarantee that limit Holdings' ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee--Status of the Preferred Securities Guarantee."

Restrictions on Mergers and Sales of Assets

               Nothing contained in the Indenture or in the Junior Subordinated Debt Securities will prevent any consolidation of Holdings with, or merger of Holdings into, any other corporation or corporations (whether or not affiliated with Holdings), or successive consolidations or mergers to which Holdings or its successor will be a party, or will prevent any sale, lease or conveyance of the property of Holdings, as an entirety or substantially as an entirety; provided that upon any such consolidation, merger, sale, lease or conveyance to which Holdings is a party and in which Holdings is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Holdings and the due and punctual payment of the principal of and interest on all of the Junior Subordinated Debt Securities, according to their tenor, shall be expressly assumed by supplemental Indenture satisfactory in form to the Indenture Trustee, executed and delivered to the Indenture Trustee, by the corporation formed by such consolidation, or into which Holdings shall have been merged, or which shall have acquired such property. (Section 9.1)

Events of Default

               An Event of Default is defined under the Indenture as being:
(a) default in payment of any principal of the Junior Subordinated Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Junior Subordinated Debt Securities of such series, provided that a declaration of a valid Extension Period by Holdings shall not constitute a default in the payment of interest for this purpose; (c) default in the payment of any sinking fund installment on the Junior Subordinated Debt Securities of such series when the same shall become due and payable; (d) default for 90 days after written notice in the observance or performance of any other covenant or agreement in the Junior Subordinated Debt Securities of such series or the Indenture other than a covenant included in such Indenture solely for the benefit of a series of Junior Subordinated Debt Securities other than such series; and (e) certain events of bankruptcy, insolvency or reorganization. (Section 5.1)

               The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Junior Subordinated Debt Securities or due to the default in the performance or breach of any other covenant or warranty of Holdings applicable to the Junior Subordinated Debt Securities of such series but not applicable to all outstanding Junior Subordinated Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Junior Subordinated Debt Securities of all affected series (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which such Junior Subordinated Debt Securities have not been distributed to the holders of Junior Subordinated
Debt Securities of such RJR Nabisco Holdings Capital Trust (such event, a "Security Exchange") has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco
Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), then outstanding may then declare the principal of all Junior Subordinated Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any of the other covenants or agreements in the Indenture applicable to all outstanding Junior Subordinated Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of Holdings shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Junior Subordinated Debt Securities then outstanding (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), may declare the principal of all such Junior Subordinated Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such Junior Subordinated Debt Securities) by the holders of a majority in principal amount of the Junior Subordinated Debt Securities of all such affected series then outstanding (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust). (Section 5.1)

               The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Junior Subordinated Debt Securities (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), before proceeding to exercise any right or power under the Indenture at the request of such holders. (Section 5.6) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

               The Indenture provides that no holder of Junior Subordinated Debt Securities may institute any action against Holdings under the Indenture (except actions for payment of overdue principal or interest, provided that a declaration of a valid Extension Period by Holdings shall not constitute a failure to pay interest for this purpose) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Junior Subordinated Debt Securities of all affected series (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Junior Subordinated Debt Securities of all affected series (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust). (Section 5.6 and Section 5.7)

               The Indenture contains a covenant that Holdings will file annually, not more than four months after the end of its fiscal year, with the Trustee a certificate that no default existed or a certificate specifying any default that existed, each as of the end of the fiscal year so ended. (Section 3.5)

Discharge, Defeasance and Covenant Defeasance

               The Indenture provides with respect to each series of Junior Subordinated Debt Securities that, except to the extent the terms of such series of Junior Subordinated Debt Securities provide otherwise, Holdings may elect either (a) to defease and be discharged from any and all obligations with respect to the Junior Subordinated Debt Securities of such series (except for the obligations to register the transfer or exchange of the Junior Subordinated Debt Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, to maintain an office or agency in respect of the Junior Subordinated Debt Securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Junior Subordinated Debt Securities of such series (except for the obligations set forth as exceptions in the preceding clause (a) and except for the obligations to pay the principal of and interest, if any, on the Junior Subordinated Debt Securities, to compensate and indemnify the Trustee, to appoint a successor Trustee, to repay certain moneys held by the Paying Agent and to return certain unclaimed moneys held by the Trustee and Paying Agent) ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or, in the case of Junior Subordinated Debt Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and any interest on the Junior Subordinated Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the due date thereof. Such a trust may (except to the extent the terms of the Junior Subordinated Debt Securities of such series otherwise provide) only be established, if among other things, Holdings has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must (except to the extent the terms of the Junior Subordinated Debt Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. (Section 10.1)

Modification of the Indenture

               The Indenture provides that Holdings and the Trustee may enter into supplemental Indentures without the consent of the holders of Junior Subordinated Debt Securities to: (a) secure any Junior Subordinated Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of Holdings, (c) add covenants for the protection of the holders of Junior Subordinated Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the forms or terms of Junior Subordinated Debt Securities of any series, (f) provide for uncertificated Junior Subordinated Debt Securities and (g) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

               The Indenture also contains provisions permitting Holdings and the Trustee, with the consent of the holders of not less than a majority in principal amount of all Junior Subordinated Debt Securities then outstanding and affected (treated as one class) (and, in the case of any series of Junior Subordinated Debt Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Junior Subordinated Debt Securities of each series so affected; provided that Holdings and the Trustee may not, without the consent of the holder of each outstanding Security affected thereby, (a) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (except that a declaration of a valid Extension Period by Holdings shall not constitute an extension of time of payment of interest for this purpose), or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or any interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Junior Subordinated Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Security when due or (b) reduce the aforesaid percentage in principal amount of Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

Concerning the Indenture Trustee

               Holdings and its subsidiaries maintain ordinary banking relationships with The Bank of New York and its affiliates and a number of other banks. The Bank of New York also acts as trustee under the indenture relating to debt securities of RJR Nabisco, Inc.

Book-Entry and Settlement

               If any Junior Subordinated Debt Securities are distributed to holders of Preferred Securities, such Junior Subordinated Debt Securities will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debt Securities directly or, subject to the rules and procedures of a Depository Institution, hold interests in a global certificate registered in the name of a Depository Institution or its nominee.

               The specific terms of the depository arrangement with respect to any portion of a series of Junior Subordinated Debt Securities represented by a global certificate will be described in the applicable Prospectus Supplement.


                             PLAN OF DISTRIBUTION

               Holdings may sell Junior Subordinated Debt Securities and the RJR Nabisco Holdings Capital Trusts may sell Preferred Securities to one or more underwriters for public offering and sale by them or may sell Junior Subordinated Debt Securities or Preferred Securities to investors or other persons directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

               Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. Holdings, or the applicable RJR Nabisco Holdings Capital Trust also may, from time to time, authorize firms acting as Holdings' or such Trust's agents to offer and sell the Junior Subordinated Debt Securities or Preferred Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Holdings or the applicable RJR Nabisco Holdings Capital Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

               Any underwriting compensation paid by Holdings or the RJR Nabisco Holdings Capital Trusts to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Holdings and the applicable RJR Nabisco Holdings Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

               Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, Holdings and the RJR Nabisco Holdings Capital Trusts in the ordinary course of business.

               If so indicated in an applicable Prospectus Supplement, Holdings or the applicable RJR Nabisco Holdings Capital Trust will authorize dealers acting as Holdings' or such Trust's agents to solicit offers by certain institutions to purchase Offered Securities from Holdings or the applicable RJR Nabisco Holdings Capital Trust, as the case may be, at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each contract will be for an amount specified in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Holdings. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Offered Securities are being sold to underwriters, Holdings or the applicable RJR Nabisco Holdings Capital Trust, as the case may be, shall have sold to such underwriters such amount specified in the applicable Prospectus Supplement. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.


                                 LEGAL MATTERS

               Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Junior Subordinated Debt Securities and the Preferred Securities Guarantees offered hereby will be passed upon for Holdings by H. Colin McBride, Esq., Senior Vice President, Associate General Counsel and Secretary of Holdings. Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the RJR Nabisco Holdings Capital Trusts and Holdings by Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the RJR Nabisco Holdings Capital Trusts and Holdings. As of July 31, 1998, H. Colin McBride beneficially owned shares and options to purchase shares totaling less than 0.1% of the number of outstanding shares of Holdings' Common Stock.


                                    EXPERTS

               The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from Holdings' Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.


                                 ERISA MATTERS

               Holdings and certain affiliates of Holdings may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the securities offered hereby are acquired by a pension or other employee benefit plan with respect to which Holdings or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the securities offered hereby should consult with its legal counsel.



               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.



SEC registration fee.....................      $  368,750
Printing and engraving expenses..........          75,000*
Legal fees and expenses..................         100,000*
Accounting fees and expenses.............          75,000*
Trustee expenses.........................         250,000*
Blue sky fees and expenses...............          10,000*
Rating Agency Fees.......................         100,000*
Miscellaneous............................          42,500*
                                               ----------
       Total.............................      $1,021,250
                                               ==========
---------------
*  Estimated.

Item 15. Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

               In accordance with the Delaware Law, the Certificate of Incorporation of the each registrant contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the registrant or its stockholder for monetary damages except (i) for any breach of the director's duty of loyalty to the registrant or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

               Article IV of the Amended and Restated By-Laws of each of the registrants provides for indemnification of the officers and directors to the full extent permitted by applicable law.

               Each Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of Holdings or its affiliations or to any holders of Trust Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omission. Each Declaration also provides that, to the fullest extent permitted by applicable law, Holdings shall indemnify and hold harmless each Trustee, any affiliate of a Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trustees, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Institutional Trustee, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Holdings prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Holdings of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to each Declaration.

Item 16. Exhibits.


 Exhibit                              Description
 -------                              -----------
   1.1       Form of Underwriting Agreement (Debt) (incorporated herein by reference to Exhibit 1.1 to
             Registration Statement on Form S-3 (No. 33-60803), filed November 12, 1997)

   1.2*      Form of Underwriting Agreement (Preferred Securities)

   3.1       Restated Charter of RJR Nabisco, Inc. dated April 12, 1995 (incorporated herein by reference to Exhibit 3.1 to RJR Nabisco, Inc.'s Quarterly Report on Form 10-Q, filed April 12, 1995)

   3.2       Restated Charter of RJR Nabisco Holdings Corp., dated April 12, 1995 (incorporated herein by reference to Exhibit 3.1 to RJR Nabisco Holdings Corp.'s Quarterly Report on Form 10-Q,
             filed April 12, 1995)

   3.3       Certificate of Amendment to Amended and Restated Certificate of Incorporation of RJR Nabisco
             Holdings Corp., dated April 12, 1995 (incorporated herein by reference to Exhibit 3.1 to
             RJR Nabisco, Inc.'s Quarterly Report on Form 10-Q, filed May 19, 1995)

   3.4       Certificate of Amendment to Amended and Restated Certificate of Incorporation of RJR Nabisco
             Holdings Corp., dated May 13, 1994 (incorporated herein by reference to Exhibit 3.3(d) to RJR
             Nabisco, Inc.'s Annual Report on Form 10-K, filed February 23, 1995)

   3.5       Bylaws of RJR Nabisco Holdings Corp. as revised on December 15, 1997 (incorporated herein by reference to Exhibit 3.2 to RJR Nabisco Holdings Corp.'s 1997 Annual Report on Form 10-K,
             filed December 15, 1997)

   3.6       Bylaws of RJR Nabisco, Inc. as revised on December 15, 1997 (incorporated herein by reference to Exhibit 3.2 to RJR Nabisco, Inc.'s Annual Report on Form 10-K, filed December
             15, 1997)

   4.1       Amended and Restated Indenture, dated as of July 24, 1995, between RJR Nabisco, Inc. and
             The Bank of New York (incorporated herein by reference to Exhibit 4.1 to RJR Nabisco, Inc.'s
             1997 Annual Report on Form 10-K, filed December 15, 1997)

   4.2       Indenture, dated as of September 21, 1995, as supplemented by a First Supplemental Indenture dated as of September 21, 1995, between RJR Nabisco, Inc. and The Bank of New York
             (incorporated herein by reference to Exhibit 4.2 to the RJR Nabisco, Inc.'s 1997 Annual Report
             on Form 10-K, filed December 15, 1997)

   4.3*      Form of Supplemental Indenture to be used in connection with the issuance of Junior
             Subordinated Debt Securities and Preferred Securities (including the form of the Junior
             Subordinated Debt Securities)

   4.4**     Certificate of Trust of RJR Nabisco Holdings Capital Trust II

   4.5**     Declaration of Trust of RJR Nabisco Holdings Capital Trust II

   4.6**     Certificate of Trust of RJR Nabisco Holdings Capital Trust III

   4.7**     Declaration of Trust of RJR Nabisco Holdings Capital Trust III

   4.8**     Certificate of Trust of RJR Nabisco Holdings Capital Trust IV

   4.9**     Declaration of Trust of RJR Nabisco Holdings Capital Trust IV

   4.10**    Certificate of Trust of RJR Nabisco Holdings Capital Trust V

   4.11**    Declaration of Trust of RJR Nabisco Holdings Capital Trust V

   4.12**    Certificate of Trust of RJR Nabisco Holdings Capital Trust VI

   4.13**    Declaration of Trust of RJR Nabisco Holdings Capital Trust VI

   4.14**    Form of Amended and Restated Declaration of Trust

   4.15*     Form of Guarantee Agreement between RJR Nabisco Holdings Corp. and The Bank of New
             York, as Trustee, with respect to each of RJR Nabisco Holdings Capital Trust II, III, IV, V and
             VI's Preferred Securities

   5.1**     Opinion of H. Colin McBride

   5.3*      Opinion of Morris, Nichols, Arsht & Tunnell

  12.1       Statement re:  Computations of Ratio of Earnings to Fixed Charges of the RJR Nabisco, Inc.
             (incorporated herein by reference to Exhibit 12.1 to RJR Nabisco, Inc.'s Annual Report on Form
             10-K, filed March 27, 1998 and to Exhibit 12.1 to RJR Nabisco, Inc.'s Quarterly Report on
             Form 10-Q, filed May 15, 1998)

  12.2**     Statement re:  Computations of Ratio of Earnings to Fixed Charges/Deficiency in the Coverage
             of Fixed Charges by Earnings Before Fixed Charges for RJR Nabisco Holdings Corp.

  12.3**     Statement re:  Computations of Ratio of Earnings to Combined Fixed Charges and Preferred
             Stock Dividends/Deficiency in the Coverage of Combined Fixed Charges and Preferred Stock
             Dividends by Earnings Before Fixed Charges of RJR Nabisco Holdings Corp.

  23.1**     Consent of Deloitte & Touche LLP

  23.2       Consent of H. Colin McBride (included in Exhibit 5.1)

  23.4       Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.3)

  24.1**     Powers of Attorney for RJR Nabisco, Inc.

  24.2**     Powers of Attorney for RJR Nabisco Holdings Corp.

  25.1**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Indenture

  25.2**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Indenture, relating to the Junior Subordinated Debt Securities

  25.3**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust II

  25.4**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust III

  25.5**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust IV

  25.6**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust V

  25.7**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust VI

  25.8**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust II

  25.9**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust III

  25.10**    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust IV

  25.11**    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust V

  25.12**    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust VI

---------------
*  To be filed by Amendment.

** Filed herewith.


Item 17. Undertakings.

         (a) The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned hereby undertake that:

             1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco, Inc. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.

                                 RJR NABISCO, INC.



                                 By: /s/ H. Colin McBride
                                    ----------------------------------
                                     H. Colin McBride
                                     Senior Vice President,
                                     Associate General Counsel and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                                                     C>
        Signature                              Title                       Date
        ---------                              -----                       ----
/s/ Steven F. Goldstone      Chairman and Chief Executive Officer    August 6, 1998
---------------------------  (Principal Executive Officer)
  Steven F. Goldstone

  /s/ David B. Rickard       Senior Vice President and Chief         August 6, 1998
---------------------------  Financial Officer (Principal Financial
    David B. Rickard         Officer)

 /s/ Richard G. Russell      Senior Vice President and Controller    August 6, 1998
---------------------------  (Principal Accounting Officer)
   Richard G. Russell

           *                 Director                                August 6, 1998
---------------------------
   John T. Chain, Jr.

           *                 Director                                August 6, 1998
---------------------------
   Julius L. Chambers

           *                 Director                                August 6, 1998
---------------------------
   John L. Clendenin

           *                 Director                                August 6, 1998
---------------------------
     Ray J. Groves

           *                 Director                                August 6, 1998
---------------------------
   Fred H. Langhammer

           *                 Director                                August 6, 1998
---------------------------
   H. Eugene Lockhart

           *                 Director                                August 6, 1998
---------------------------
   Theodore E. Martin

           *                 Director                                August 6, 1998
---------------------------
   Rozanne L. Ridgway


*By /s/ H. Colin McBride
    -----------------------
      H. Colin McBride
      Attorney-in-Fact

                                  SIGNATURES



               Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco Holdings Corp. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.

                                 RJR NABISCO HOLDINGS CORP.

                                 By: /s/ H. Colin McBride
                                     ---------------------------------------
                                     H. Colin McBride
                                     Senior Vice President,
                                     Associate General Counsel and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                    Title                            Date

/s/ Steven F. Goldstone            Chairman and Chief Executive Officer         August 6, 1998
---------------------------        (Principal Executive Officer)
  Steven F. Goldstone

  /s/ David B. Rickard             Senior Vice President and Chief              August 6, 1998
---------------------------        Financial Officer (Principal Financial
    David B. Rickard               Officer)

 /s/Richard G. Russell             Senior Vice President and Controller         August 6, 1998
---------------------------        (Principal Accounting Officer)
   Richard G. Russell

           *                       Director                                     August 6, 1998
---------------------------
   John T. Chain, Jr.

           *                       Director                                     August 6, 1998
---------------------------
   Julius L. Chambers

           *                       Director                                     August 6, 1998
---------------------------
   John L. Clendenin

           *                       Director                                     August 6, 1998
---------------------------
     Ray J. Groves

           *                       Director                                     August 6, 1998
---------------------------
   Fred H. Langhammer

           *                       Director                                     August 6, 1998
---------------------------
   H. Eugene Lockhart

           *                       Director                                     August 6, 1998
---------------------------
   Theodore E. Martin

           *                       Director                                     August 6, 1998
---------------------------
   Rozanne L. Ridgway

*By   /s/ H. Colin McBride
    -------------------------------
      H. Colin McBride
      Attorney-in-Fact


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco Holdings Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.


                                 RJR NABISCO HOLDINGS CAPITAL TRUST II


                                 By: /s/ John J. Delucca
                                     -------------------------------
                                     Name:  John J. Delucca
                                     Title: Regular Trustee




                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco Holdings Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.



                                 RJR NABISCO HOLDINGS CAPITAL TRUST III



                                 By: /s/ John J. Delucca
                                     -------------------------------
                                     Name:  John J. Delucca
                                     Title: Regular Trustee




                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco Holdings Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.


                                 RJR NABISCO HOLDINGS CAPITAL TRUST IV


                                 By: /s/ John J. Delucca
                                     -------------------------------
                                     Name: John J. Delucca
                                     Title: Regular Trustee



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco Holdings Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.


                                 RJR NABISCO HOLDINGS CAPITAL TRUST V


                                 By: /s/ John J. Delucca
                                     -------------------------------
                                     Name:  John J. Delucca
                                     Title: Regular Trustee



                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco Holdings Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of August, 1998.



                                 RJR NABISCO HOLDINGS CAPITAL TRUST VI


                                 By: /s/ John J. Delucca
                                     -------------------------------
                                     Name: John J. Delucca
                                     Title: Regular Trustee



                                 EXHIBIT INDEX

 Exhibit                              Description                                                               Page
 -------                              -----------                                                               ----
   1.1       Form of Underwriting Agreement (Debt) (incorporated herein by reference to Exhibit 1.1 to
             Registration Statement on Form S-3 (No. 33-60803), filed November 12, 1997)

   1.2*      Form of Underwriting Agreement (Preferred Securities)

   3.1       Restated Charter of RJR Nabisco, Inc. dated April 12, 1995 (incorporated herein by reference to Exhibit 3.1 to RJR Nabisco, Inc.'s Quarterly Report on Form 10-Q, filed April 12, 1995)

   3.2       Restated Charter of RJR Nabisco Holdings Corp., dated April 12, 1995 (incorporated herein by reference to Exhibit 3.1 to RJR Nabisco Holdings Corp.'s Quarterly Report on Form 10-Q, filed
             April 12, 1995)

   3.3       Certificate of Amendment to Amended and Restated Certificate of Incorporation of RJR
             Nabisco Holdings Corp., dated April 12, 1995 (incorporated herein by reference to Exhibit 3.1 to RJR Nabisco, Inc.'s Quarterly Report on Form 10-Q, filed May 19, 1995)

   3.4       Certificate of Amendment to Amended and Restated Certificate of Incorporation of RJR Nabisco
             Holdings Corp., dated May 13, 1994 (incorporated herein by reference to Exhibit 3.3(d) to RJR
             Nabisco, Inc.'s Annual Report on Form 10-K, filed February 23, 1995)

   3.5       Bylaws of RJR Nabisco Holdings Corp. as revised on December 15, 1997 (incorporated herein by reference to Exhibit 3.2 to RJR Nabisco Holdings Corp.'s 1997 Annual Report on Form 10-K,
             filed December 15, 1997)

   3.6       Bylaws of RJR Nabisco, Inc. as revised on December 15, 1997 (incorporated herein by reference to Exhibit 3.2 to RJR Nabisco, Inc.'s Annual Report on Form 10-K, filed December
             15, 1997)

   4.1       Amended and Restated Indenture, dated as of July 24, 1995, between RJR Nabisco, Inc. and
             The Bank of New York (incorporated herein by reference to Exhibit 4.1 to RJR Nabisco, Inc.'s
             1997 Annual Report on Form 10-K, filed December 15, 1997)

   4.2       Indenture, dated as of September 21, 1995, as supplemented by a First Supplemental Indenture dated as of September 21, 1995, between RJR Nabisco, Inc. and The Bank of New York
             (incorporated herein by reference to Exhibit 4.2 to the RJR Nabisco, Inc.'s 1997 Annual Report
             on Form 10-K, filed December 15, 1997)

   4.3*      Form of Supplemental Indenture to be used in connection with the issuance of Junior
             Subordinated Debt Securities and Preferred Securities (including the form of the Junior
             Subordinated Debt Securities)

   4.4**     Certificate of Trust of RJR Nabisco Holdings Capital Trust II

   4.5**     Declaration of Trust of RJR Nabisco Holdings Capital Trust II

   4.6**     Certificate of Trust of RJR Nabisco Holdings Capital Trust III

   4.7**     Declaration of Trust of RJR Nabisco Holdings Capital Trust III

   4.8**     Certificate of Trust of RJR Nabisco Holdings Capital Trust IV

   4.9**     Declaration of Trust of RJR Nabisco Holdings Capital Trust IV

   4.10**    Certificate of Trust of RJR Nabisco Holdings Capital Trust V

   4.11**    Declaration of Trust of RJR Nabisco Holdings Capital Trust V

   4.12**    Certificate of Trust of RJR Nabisco Holdings Capital Trust VI

   4.13**    Declaration of Trust of RJR Nabisco Holdings Capital Trust VI

   4.14**    Form of Amended and Restated Declaration of Trust

   4.15*     Form of Guarantee Agreement between RJR Nabisco Holdings Corp. and The Bank of New
             York, as Trustee, with respect to each of RJR Nabisco Holdings Capital Trust II, III, IV, V and
             VI's Preferred Securities

   5.1**     Opinion of H. Colin McBride

   5.3*      Opinion of Morris, Nichols, Arsht & Tunnell

  12.1       Statement re:  Computations of Ratio of Earnings to Fixed Charges of the RJR Nabisco, Inc.
             (incorporated herein by reference to Exhibit 12.1 to RJR Nabisco, Inc.'s Annual Report on Form
             10-K, filed March 27, 1998 and to Exhibit 12.1 to RJR Nabisco, Inc.'s Quarterly Report on
             Form 10-Q, filed May 15, 1998)

  12.2**     Statement re:  Computations of Ratio of Earnings to Fixed Charges/Deficiency in the Coverage
             of Fixed Charges by Earnings Before Fixed Charges for RJR Nabisco Holdings Corp.

  12.3**     Statement re:  Computations of Ratio of Earnings to Combined Fixed Charges and Preferred
             Stock Dividends/Deficiency in the Coverage of Combined Fixed Charges and Preferred Stock
             Dividends by Earnings Before Fixed Charges of RJR Nabisco Holdings Corp.

  23.1**     Consent of Deloitte & Touche LLP

  23.2       Consent of H. Colin McBride (included in Exhibit 5.1)

  23.4       Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.3)

  24.1**     Powers of Attorney for RJR Nabisco, Inc.

  24.2**     Powers of Attorney for RJR Nabisco Holdings Corp.

  25.1**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Indenture

  25.2**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Indenture, relating to the Junior Subordinated Debt Securities

  25.3**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust II

  25.4**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust III

  25.5**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust IV

  25.6**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust V

  25.7**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR
             Nabisco Holdings Capital Trust VI

  25.8**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust II

  25.9**     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust III

  25.10**    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust IV

  25.11**    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust V

  25.12**    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
             New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
             with respect to the Preferred Securities of RJR Nabisco Holdings Capital Trust VI

---------------
*  To be filed by Amendment.

** Filed herewith.